UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2007, Argonaut Group, Inc. (the “Company”), a subsidiary of Argo Group International Holdings, Ltd., executed an employment agreement (the “Agreement”) with Dale H. Pilkington, the Company’s President. The Agreement by its terms became effective on October 25, 2007 and terminates on October 25, 2010. The Agreement provides that Mr. Pilkington will receive an annualized base salary of $465,000 less applicable withholding and deductions (the “Base Salary”). The Company’s Board of Directors will review the Base Salary annually and may increase (but not decrease) it. Mr. Pilkington will also be eligible to receive bonuses under the Company’s bonus plans at the Company’s discretion.

In the event that the Company terminates Mr. Pilkington for Cause (as defined in the Agreement) he will receive his Base Salary and any benefits accrued as of the date of termination, and he will not be entitled to any other benefits except as required by law.

If the Company terminates Mr. Pilkington without Cause or for Disability (as defined in the Agreement), Mr. Pilkington will continue to receive his Base Salary accrued through the date of termination and any bonus Fully-Earned (as defined in the Agreement) through the date of termination, and the Company shall pay cash or common stock (at the Company’s option) equal to the net value of all unvested equity awards. In addition, Mr. Pilkington will be entitled to receive payments equal to his Base Salary for one year after such termination. In addition, Mr. Pilkington shall also be eligible for continuation of benefits until he obtains reasonably equivalent employment or for one year from the date of termination, whichever is earlier. The Agreement also provides for tax gross-up payments to reimburse Mr. Pilkington for any excise tax he may incur under Section 409A and 4999 of the Internal Revenue Code of 1986, as amended.

If the Agreement terminates due to Mr. Pilkington’s death, Mr. Pilkington will continue to receive his Base Salary accrued through the date of termination and any bonus Fully-Earned (as defined in the Agreement) through the date of termination, and the Company shall pay cash or common stock (at the Company’s option) equal to the net value of all unvested equity awards.

The Agreement contains certain confidentiality provisions and prohibits Mr. Pilkington from competing with us or soliciting our customers or employees for the one-year period following his termination.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms and conditions of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Employment Agreement, executed December 7, 2007, between Argonaut Group, Inc. and Dale H. Pilkington

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ David J. Doyle
Dated: December 12, 2007	Name:	David J. Doyle
	Title:	Corporate Secretary